Exhibit 10.7
AMENDMENT NO. 1 TO
STOCKHOLDER RIGHTS AGREEMENT
     This Amendment No. 1 to Stockholder Rights Agreement (the “Amendment”), dated as of October 1, 2008, by and between OXiGENE, Inc., a Delaware corporation (the “Company”), and American Stock Transfer & Trust Company (the “Rights Agent”), amends that certain Stockholder Rights Agreement, dated as of March 24, 2005, between the Company and the Rights Agent (the “Agreement”).
     WHEREAS, the parties desire to amend the Agreement, pursuant to Section 27 thereof, in connection with the transactions described in and contemplated by (i) that certain Stock and Warrant Purchase Agreement by and between the Company and Symphony ViDA Holdings LLC (“Symphony”), dated as of even date herewith; (ii) that certain Novated and Restated Technology License Agreement by and between the Company, Symphony ViDA, Inc. and Symphony, dated as of even date herewith; and (iii) that certain Purchase Option Agreement by and between the Company and Symphony, dated as of even date herewith.
     NOW THEREFORE, the parties hereby agree as follows:
     1. Definition of “Acquiring Person.” The definition of “Acquiring Person” as set forth in Section 1(a) of the Agreement is hereby amended by adding the following to the end thereof:
     “Notwithstanding anything herein to the contrary, none of Symphony ViDA Holdings LLC, Symphony Capital LLC, Symphony Capital Partners, L.P., Symphony Strategic Partners, LLC or their Affiliates shall be deemed to be an Acquiring Person solely by virtue of the transactions described in and contemplated by (i) the Stock and Warrant Purchase Agreement by and between the Company and Symphony ViDA Holdings LLC, dated as of October 1, 2008 (the “Symphony Purchase Agreement”), (ii) the Novated and Restated Technology License Agreement by and between the Company, Symphony ViDA, Inc. and Symphony ViDA Holdings, LLC, dated as of

October 1, 2008 (“Technology License Agreement”), and (iii) the Purchase Option Agreement by and between the Company and Symphony, dated as of October 1, 2008 (the “Purchase Option Agreement”, and together with the Symphony Purchase Agreement and the Technology License Agreement, the “Symphony Operative Documents”), including but not limited to, where applicable, the acquisition of Common Shares by such persons or entities pursuant to any of the Symphony Operative Documents.
     2. Definition of “Stock Acquisition Date.” The definition of “Stock Acquisition Date” as set forth in Section 1(hh) of the Agreement is hereby amended by adding the following to the end thereof:
     “Notwithstanding anything herein to the contrary, the execution, delivery and performance of the Symphony Operative Documents and the transactions described and contemplated therein shall not be deemed, by itself, to constitute or lead to a Stock Acquisition Date under this Agreement.”
     3. Definition of “Distribution Date.” The definition of “Distribution Date” as set forth in Section 3(a) of the Agreement is hereby amended by adding the following to the end thereof:
     “Notwithstanding anything herein to the contrary, the execution, delivery and performance of the Symphony Operative Documents and the transactions described and contemplated therein shall not be deemed, by itself, to constitute or lead to a Distribution Date under this Agreement.”
     4. Ratification. The parties hereby ratify and confirm in all respects the Agreement, as amended by this Amendment.
     5. Governing Law. This Amendment shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State.

     6. Counterparts. This Amendment may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.
     7. Descriptive Headings. Descriptive headings of the several Sections of this Amendment are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

     IN WITNESS WHEREOF, the parties have entered into this First Amendment to Stockholder Rights Agreement as of the date first stated above.

OXiGENE, INC.
By:	/s/ James B. Murphy
	Name:	James B. Murphy
	Title:	Vice President and Chief Financial Officer

AMERICAN STOCK TRANSFER & TRUST COMPANY
By:	/s/ Paula Caropolli
	Name:	Paula Caropolli
	Title:	Vice President

[Signature Page to Amendment No. 1 to Stockholders’ Agreement]